Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan”), we will convert from a mutual (meaning no stockholders) savings bank to a mutual holding company form of ownership. To accomplish the reorganization, TEB Bancorp, Inc., a newly formed mid-tier stock holding company for The Equitable Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement, Proxy Card(s) and a Questions and Answers Brochure describing the reorganization, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to undertake the reorganization, we must receive the approval of our members. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSAL. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at The Equitable Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at The Equitable Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same Board of Directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible customer of The Equitable Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to The Equitable Bank’s office located at 2290 North Mayfair Road, Wauwatosa, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on December 18, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a customer of The Equitable Bank.

Sincerely,

John P. Matter

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS? Call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. TEB Bancorp, Inc., a newly formed mid-tier stock holding company for The Equitable Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of The Equitable Bank at the close of business on June 30, 2017 or September 5, 2018 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by handdelivery to The Equitable Bank’s office located at 2290 North Mayfair Road, Wauwatosa, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on December 18, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a TEB Bancorp, Inc. stockholder.

Sincerely,

John P. Matter

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS? Call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

F

Dear friend and former depositor:

Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan of Reorganization”), The Equitable Bank will reorganize from a mutual savings bank (meaning no stockholders) into a two-tier mutual holding company structure. As a part of the reorganization, TEB Bancorp, Inc., the newly formed mid-tier stock holding company for The Equitable Bank, is conducting an offering of shares of its common stock.

Our records indicate that you were a depositor of The Equitable Bank as of the close of business on June 30, 2018 or September 5, 2018, whose account(s) was subsequently closed. Unfortunately, we regret that we are unable to offer you common stock in the subscription offering. The laws of your jurisdiction require us to register the to-be-issued common stock of TEB Bancorp, Inc., and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration. In addition, there is no applicable state securities exemption that we are aware of for this transaction.

If you have any questions, please call our Stock Information Center at the telephone number below.

Sincerely,

John P. Matter

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS? Call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

F-1

Dear friend and former depositor:

I am writing to tell you of a possible investment opportunity.

Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan of Reorganization”), The Equitable Bank will reorganize from a federal savings bank (meaning no stockholders) into a two-tier mutual holding company structure. As a part of the reorganization, TEB Bancorp, Inc., the newly formed mid-tier stock holding company for The Equitable Bank, is conducting an offering of shares of its common stock.

Our records indicate that you were a depositor of The Equitable Bank as of the close of business on June 30, 2017 or September 5, 2018 whose account(s) was/were subsequently closed thereafter. As such, you have non-transferable rights, but no obligation, to substitute for shares of common stock during our Subscription Offering, before the shares are made available for sale to the general public. We did not register the common stock of TEB Bancorp, Inc., for sale in your state. We may, however, still be able to provide you an opportunity to invest by relying on an exemption from state securities registration. If you want to subscribe for shares of TEB Bancorp, Inc. common stock, please contact our Stock Information Center at the telephone number below for more information and to see if you may qualify for such an exemption. If you qualify for the exemption, we will promptly overnight to you a prospectus along with an investor affidavit and a stock order form for you to complete.

You must contact us at least 48 hours in advance of the 3:00 p.m. Central Time, December 18, 2018 deadline to enhance the likelihood that your order is received prior to the deadline.

I invite you to consider this opportunity to share in our future as a TEB Bancorp, Inc. stockholder.

Sincerely,

John P. Matter

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS? Call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

F-2

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. TEB Bancorp, Inc., a newly formed mid-tier stock holding company for The Equitable Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of TEB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to The Equitable Bank’s office located at 2290 North Mayfair Road, Wauwaosa, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on December 18, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a TEB Bancorp, Inc. stockholder.

Sincerely,

John P. Matter

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS? Call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

C

Dear Member:

I am writing to request your vote on an important matter.

Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan of Reorganization”), The Equitable Bank will reorganize from a mutual savings bank (meaning no stockholders) into a two-tier mutual holding company structure. As a part of the reorganization, TEB Bancorp, Inc., the newly formed mid-tier stock holding company for The Equitable Bank, is conducting an offering of shares of its common stock.

The Plan of Reorganization requires the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan of Reorganization. Enclosed are materials further describing the Plan of Reorganization and the member vote.

Please note that the reorganization will not result in changes to account numbers, interest rates or other terms of your accounts with The Equitable Bank. Deposit accounts will not be converted to stock, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card will have the same effect as voting against the Plan of Reorganization. You may cast your votes immediately by telephone or internet by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card received and mail the card(s) in the proxy reply envelope provided.

Unfortunately, although we are requesting that you vote for approval of the Plan of Reorganization, we regret that we are unable to offer you common stock in the subscription offering. The laws of your jurisdiction require us to register the to-be-issued common stock of TEB Bancorp, Inc., and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration. In addition, there is no applicable state securities exemption that we are aware of for this transaction.

If you have any questions about the Plan of Reorganization and the member vote, please refer to the enclosed materials or call our Stock Information Center at the telephone number below.

Thank you for your continued support as a customer of The Equitable Bank.

Sincerely,

John P. Matter

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS? Call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

B-1

Dear Member:

I am writing to request your vote on an important matter.

Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan of Reorganization”), The Equitable Bank will reorganize from a mutual savings bank (meaning no stockholders) into a two-tier mutual holding company structure. As a part of the reorganization, TEB Bancorp, Inc., the newly formed mid-tier stock holding company for The Equitable Bank, is conducting an offering of shares of its common stock.

The Plan of Reorganization requires the approval of our members. Your Board of Directors urges you to vote “FOR” approval of the Plan of Reorganization. Enclosed are materials further describing the Plan of Reorganization and the member vote.

Please note that the reorganization will not result in changes to account numbers, interest rates or other terms of your accounts with The Equitable Bank. Deposit accounts will not be converted to stock, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

You may have received more than one proxy card, depending on the number and ownership structure of your accounts. Please vote each proxy card you received. Not voting the enclosed proxy card will have the same effect as voting against the Plan of Reorganization. You may cast your votes immediately by telephone or internet by following the simple instructions on your proxy card. Alternatively, to vote by mail, please sign each proxy card received and mail the card(s) in the proxy reply envelope provided.

We did not register the common stock of TEB Bancorp, Inc., for sale in your state. We may, however, still be able to provide you an opportunity to invest by relying on an exemption from state securities registration. If you want to subscribe for shares of TEB Bancorp, Inc., common stock, please contact our Stock Information Center at the telephone number below for more information and to see if you may qualify for such an exemption. If you qualify for the exemption, we will promptly overnight to you a stock order form and an investor affidavit to complete.

If you have any questions about the Plan of Reorganization and the member vote, please refer to the enclosed materials or call our Stock Information Center at the telephone number below.

Thank you for your continued support as a customer of The Equitable Bank.

Sincerely,

John P. Matter

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS? Call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

B-2

Dear Member or Former Depositor:

Enclosed please find for your review a prospectus along with a stock order form and an investor affidavit for you to complete.

The investor affidavit must be completed, signed and notarized in order for us to accept your stock subscription under the securities laws of the state where you reside. Please read the enclosed prospectus carefully before making any investment decision, including the section entitled “Risk Factors.” The common stock is being offered at $10.00 per share, and there will be no sales commission charged to subscribers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with the investor affidavit and full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form and investor affidavit by overnight delivery to the address indicated on the Stock Order Form, by hand delivery to The Equitable Bank’s office located at 2290 North Mayfair Road, Wauwatosa, WI or by mail using the Stock Order Reply Envelope provided. Stock Order Forms, investor affidavit and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on December 18, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a TEB Bancorp, Inc. stockholder.

Sincerely,

John P. Matter

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

QUESTIONS? Call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

B-3

FIG Partners, LLC

Dear Sir/Madam:

FIG Partners, LLC has been retained by TEB Bancorp, Inc., as selling agent in connection with the offering of TEB Bancorp, Inc., common stock.

At the request of TEB Bancorp, Inc., we are enclosing materials regarding the offering of shares of TEB Bancorp, Inc., common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

FIG Partners, LLC

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

D

Questions?

Call our Stock Information Center, at 1-866-806-1790 from

10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday, except bank holidays.

This booklet is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions or any other government agency.

Questions and Answers about our Reorganization and Stock Offering

This section answers questions about our reorganization and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE REORGANIZATION

Our Board of Directors has determined that the reorganization is in the best interests of The Equitable Bank, our customers and the communities we serve.

Q.	WHAT IS THE REORGANIZATION?
A.	Under our Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the “Plan”), The Equitable Bank will convert from a mutual (meaning no stockholders) savings bank to a mutual holding company form of ownership. Concurrently with the reorganization, TEB Bancorp, Inc., a mid- tier stock holding company in formation, will offer shares of its common stock. Upon completion of the reorganization, 45% of the common stock of TEB Bancorp, Inc., will be owned by stockholders who purchase shares in the stock offering and TEB Bancorp, Inc. will own 100% of the common stock of The Equitable Bank.

Q.	WHAT CHANGES WILL OCCUR AS A RESULT OF THE REORGANIZATION? WILL THERE BE ANY CHANGES AT MY LOCAL BRANCH?
A.	No changes are planned in the way we operate our business. The reorganization is an internal change to our corporate structure. The reorganization will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to potentially add additional staff, products and services in the future.

Q.	WILL THE REORGANIZATION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?
A.	No. The reorganization will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the reorganization.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by our eligible customers.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN?
A.	Your vote “FOR” the Plan is extremely important to us. Each eligible customer of The Equitable Bank received a Proxy Card attached to a Stock Order Form. These packages received by eligible customers also include a Proxy Statement describing the Plan, which cannot be implemented without their approval.

Although you have the right to subscribe for stock, voting does not require you to purchase common stock in the offering.

Q.	WHAT VOTE IS REQUIRED TO APPROVE THE PLAN?
A.	The Plan must be approved by the affirmative vote of a majority of votes eligible to be cast by the members of The Equitable Bank at the special meeting of members.

Q.	WHAT HAPPENS IF I DON’T VOTE?
A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the reorganization and related stock offering.

Q.	HOW DO I VOTE?
A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or by telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSALS. Phone or Internet voting is available 24 hours a day.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?
A.	Eligible depositors at the close of business on are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?
A.	If you had more than one deposit and/or applicable loan account on you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Telephone and Internet voting are available 24 hours a day.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?
A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?
A.	TEB Bancorp, Inc., is offering for sale between 879,750 and 1,190,250 shares of common stock (subject to increase to 1,368,788 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING? ?
A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of TEB Bancorp, Inc., common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Equitable Bank with aggregate balances of at least $50 at the close of business on June 30, 2017;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of The Equitable Bank with aggregate balances of at least $50 at the close of business on September 5, 2018.

Priority #4 — Other depositors of The Equitable Bank at the close of business on October 31, 2018.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in the Wisconsin counties of Milwaukee, Racine and Waukesha.

Q.	I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?
A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit or loan account. In addition, the stock order form requires that you list all deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility record date. Your failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription. Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?
A.	To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 3:00 p.m., Central Time, on December 18, 2018.

Q.	HOW MAY I BUY SHARES IN THE OFFERING?
A.	You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, before the expiration date of the subscription offering. You may submit your stock order form in one of three ways: by mail, using the reply envelope provided; by overnight courier to the address indicated on the stock order form; or by brining your stock order form and payment to The Equitable Bank office located at 2290 North Mayfair Road, Wauwatosa, WI. Please do not mail stock order forms to The Equitable Bank.

Q.	HOW MAY I PAY FOR THE SHARES?
A.	Payment for shares can be remitted in two ways:
(1)	By personal check, bank check or money order, payable to TEB Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash!
(2)	By authorized deposit account withdrawal of funds from your The Equitable Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at The Equitable Bank may not be listed for direct withdrawal. See information on retirement accounts on the next page.

Q.	WILL I EARN INTEREST ON MY FUNDS?
A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.05% per annum from the date we process your payment until the completion or termination of the reorganization and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your The Equitable Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the reorganization and offering.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?
A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 5,000 shares ($50,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 10,000 shares ($100,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Reorganization and Offering — Offering of Common Stock — Limitations on Purchase of Shares.”

Q.	MAY I USE MY THE EQUITABLE BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?
A.	You may use funds currently held in retirement accounts with The Equitable Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self- directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at The Equitable Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the December 18, 2018 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE MY THE EQUITABLE BANK HEALTH SAVINGS ACCOUNT (“HSA”) TO PURCHASE SHARES?
A.	No. You may not use funds currently held in health savings accounts with The Equitable Bank to purchase shares in the stock offering.

Q.	MAY I USE A THE EQUITABLE BANK LOAN TO PAY FOR SHARES?
A.	No. The Equitable Bank, by regulation, may not extend a loan for the purchase of TEB Bancorp, Inc., common stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?
A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked unless the offering is terminated or is extended beyond February 1, 2018 or the number of shares of common stock to be sold is increased to more than 1,368,788 shares or decreased to less than 879,750.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF THE EQUITABLE BANK PLANNING TO PURCHASE STOCK?
A.	Yes. Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of _______shares (_________), or approximately _____%, of the shares to be sold in the offering at the minimum of the offering range.

Q.	WILL THE STOCK BE INSURED?
A.	No. Like any common stock, TEB Bancorp, Inc.’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?
A.	TEB Bancorp, Inc. does not currently plan to pay dividends on its common stock following completion of the stock offering.

Q.	HOW WILL TEB BANCORP’S SHARES TRADE?
A.	Upon completion of the reorganization and offering, we expect the common stock will be traded on the OTC Pink Marketplace. The symbol is not known at this time. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell TEB Bancorp, Inc. shares in the future.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?
A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

CONTROL NUMBER PROXY CARD 4 Please vote by marking one of the boxes as shown. 1. The approval of the Plan of Reorganization of The Equitable Bank, S.S.B. from a Mutual Savings Bank to a Mutual Holding Company (the “Plan of Reorganization”), FOR AGAINST pursuant to which the Bank will reorganize into the mutual holding company structure. As part of the Plan of Reorganization, the Bank will convert to a Wisconsin- chartered stock savings bank that will be wholly owned by TEB Bancorp, Inc., a Maryland corporation. Pursuant to the Plan of Reorganization, TEB Bancorp, Inc. will issue 55.0% of its to-be-outstanding shares of common stock to TEB MHC, a to-be-formed Wisconsin mutual holding company, and offer for sale to certain members of the Bank and others 45.0% of its to-be-outstanding shares of common stock; and such other business as may properly come before the Special Meeting, or at any adjournment thereof. Note: the Board of Directors is not aware of any such other business. VOTES WILL BE CAST IN ACCORDANCE WITH THIS PROXY. SHOULD THE UNDERSIGNED BE PRESENT AND ELECT TO VOTE AT THE SPECIAL MEETING, OR AT ANY ADJOURNMENTS, AND NOTIFIES THE SECRETARY OF THE EQUITABLE BANK, S.S.B. AT THE SPECIAL MEETING OF THE UNDERSIGNED’S DECISION TO TERMINATE THIS PROXY, THEN THE POWER OF SAID ATTORNEY-IN-FACT OR AGENTS SHALL BE DEEMED TERMINATED AND OF NO FURTHER FORCE AND EFFECT. Signature: Date: , 2018 NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. FOLD AND DETACH THE PROXY CARD HERE YOUR PROMPT VOTE IS IMPORTANT! NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” THE PROPOSALS. PLEASE VOTE THE PROXY CARDS RECEIVED. Internet and telephone voting are quick and simple ways to vote, available through 11:59 P.M., Central Time, on December 26, 2018. If you vote by Internet or by telephone, you do NOT need to return your Proxy Card by mail. VOTE BY PHONE 866-598-8811 Use any touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call. OR You will need the 12 digit Control Number in the box above. (Each Proxy Card has a unique Control Number) VOTE BY INTERNET www.proxyvotenow.com/equitable Use the Internet to vote your proxy. Have the Proxy Card in hand when you access the web OR site. You will need to enter online the 12 digit Control Number in the box above. (Each Proxy Card has a unique Control Number). VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the enclosed Proxy Reply Envelope.

REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE EQUITABLE BANK, S.S.B. FOR A SPECIAL MEETING TO BE HELD ON DECEMBER 27, 2018 The undersigned hereby appoints the full Board of Directors of The Equitable Bank, S.S.B., with full powers of substitution, to act as attorneys and proxies for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held at the Bank’s executive office located at 2290 North Mayfair Road, Wauwatosa, Wisconsin 53226, on December 27, 2018 at 10:00 a.m., Central Time, and at any and all adjournments thereof, as indicated on the reverse: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF REORGANIZATION. THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. (CONTINUED ON REVERSE SIDE) FOLD AND DETACH THE PROXY CARD HERE Please Support Us. Your Board of Directors recommends that you vote “FOR” the Approval of the Proposal. Your “FOR” Vote is Very Important! NOT VOTING IS EQUIVALENT TO VOTING AGAINST THE PROPOSAL. PLEASE VOTE ALL OF THE PROXY CARDS RECEIVED. NONE ARE DUPLICATES.

Investor Affidavit

The undersigned, a natural resident of or entity domiciled in the State of __________, wishes to purchase shares of common stock of TEB Bancorp, Inc. (the “Company”), pursuant to the prospectus dated _________, 2018. The Company has not registered its common stock in the above state. The undersigned has initialed the following statements which are applicable to his/her/its particular situation with the understanding that the Company will rely on such representations in determining the eligibility of the undersigned to qualify for an exemption or to otherwise purchase the common stock under applicable state securities laws.

The undersigned certifies that:

( )	(i)

( )	(ii)

In Witness Whereof, the undersigned has duly executed this Affidavit as of this _____ day of ________________, 2018.

Purchaser:
(include title, if applicable)

Printed Name:

Co-Purchaser:
(include title, if applicable)

Printed Name:

Subscribed and sworn to before me this _______________ day of _________________________, 2018.

NOTARY PUBLIC

In and for the County of ____________

State of _______________

My Commission expires:

(Notary Seal)